                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-867474, No. 2-91907, No. 2-98732, No. 33-6188, No.
33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249,
No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No.
33-55631, No. 33-55633, No. 33-66697, No. 33-59981, No. 33-59987, No. 333-12887,
No. 333-34285, No. 333-57563, No. 333-62159, No. 333-74627, No. 333-81433, No.
333-81435, No. 333-81437, No. 333-90951, No. 333-95421, No. 333-38746, No.
333-42888, No. 333-43306, No. 333-46436, No. 333-52050, No. 333-53584) of LSI
Logic Corporation of our report dated January 23, 2001, appearing on page 85 of this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 7, 2001

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